EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sonoco Products Company (filed October 28, 2002, File No. 333-100799) of our report dated June 27, 2008 relating to the financial statements of the Sonoco Savings Plan as of December 31, 2007 and 2006, and for each of the two years in the period ended December 31, 2007, which appears in this Form 11-K.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Charlotte, North Carolina
June 27, 2008